Exhibit 10.2

SILICON LABORATORIES INC.

2009 EMPLOYEE STOCK PURCHASE PLAN

(as Amended and Restated on April 20, 2017)

I.                                        PURPOSE OF THE PLAN

This Employee Stock Purchase Plan is intended to promote the interests of Silicon Laboratories Inc., a Delaware corporation, by providing Eligible Employees with the opportunity to acquire a proprietary interest in the Corporation through participation in an employee stock purchase plan designed to qualify under Section 423 of the Code, although the Corporation makes no undertaking nor representation to maintain such qualification.  In addition, this Plan authorizes the grant of rights to purchase Common Stock under a Non-423(b) Plan which do not qualify under Section 423(b) of the Code, including pursuant to rules, procedures or sub-plans adopted by the Board or Plan Administrator which are designed to achieve tax, securities law or other of the Corporation’s compliance objectives in particular locations outside the United States.  This Plan shall govern the terms and conditions of grants made under both the Code Section 423(b) Plan component and the Non-423(b) Plan component.

Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

II.                                   ADMINISTRATION OF THE PLAN

The Plan Administrator shall have the sole and plenary authority to administer the Plan, including, without limitation, the full authority to interpret and construe any provision of the Plan and, for the grant of rights to purchase Common Stock under the Code Section 423(b) Plan, to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Section 423 of the Code.  The Plan Administrator may from time to time grant or provide for the grant of rights to purchase Common Stock under the Non-423(b) Plan.  If such grants are intended to be made under the Non-423(b) Plan, they will be designated as such at the time of grant and such grants may not comply with the requirements set forth under Section 423 of the Code. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.  The Plan Administrator may from time to time delegate its authority to administer the Plan to one or more officers of the Company, unless constrained by applicable law.

III.                              STOCK SUBJECT TO PLAN

A.                                    The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market.  Subject to Article III (B) below, the maximum number of shares of Common Stock which may be issued in the aggregate under the Plan shall be 2,700,000 shares, which reflects an increase of 1,000,000 in the number of Shares authorized for issuance under the Plan as of its prior amendment and restatement on April 15, 2014.  For avoidance of doubt, up to the maximum number of shares of Common Stock reserved under this Article III(A) may be used to satisfy purchases of Common Stock under the Code Section 423(b) Plan component and any remaining portion of such maximum number of shares may be used to satisfy purchases of Common Stock under the Non-423(b) Plan component.

B.                                    Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to the maximum number and class of securities issuable in the aggregate under the Plan, (ii) the maximum number and class of securities purchasable per Participant and in the aggregate on any one Purchase Date and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

IV.                               MASTER OFFERINGS

A.                                    Shares of Common Stock shall be offered for purchase under the Plan through a series of successive Master Offerings, the first of which began on the last business day in April 2010.  Unless prior to the commencement of a Master Offering, the Plan Administrator determines that a Master Offering shall be of a different duration (not to exceed twenty-seven (27) months), each Master Offering shall be twenty-four (24) months, subject to any automatic reset (as described in Article IV(C) hereof).  Subsequent Master Offerings shall commence as designated by the Plan Administrator.  The Plan Administrator shall also have the authority to establish additional or alternative sequential or overlapping Master Offerings, a different duration for one or more offerings or Master Offerings or different commencement dates for such Master Offerings with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Master Offering to be affected thereafter, provided that no Master Offering shall have a duration exceeding twenty-seven (27) months.

B.                                    Each Master Offering shall be comprised of a series of one or more successive and/or overlapping Sub-Offerings having such durations as may be established by the Plan Administrator.  Unless otherwise provided by the Plan Administrator, Sub-Offerings shall run from the last business day in April each year to the last business day in October of the same year and from the last business day in October each year to the last business day in April of the following year.

C.                                    Should the Fair Market Value per share of Common Stock on any Purchase Date within a Master Offering be less than the Fair Market Value per share of Common Stock on the start date of that Master Offering, then that Master Offering shall automatically terminate immediately after the purchase of shares of Common Stock on such Purchase Date, and a new Master Offering shall commence on that day, following such Purchase.  The new Master Offering shall have a duration of twenty-four (24) months, unless a shorter duration is established by the Plan Administrator within thirty (30) calendar days following the start date of that Master Offering.

D.                                    Unless otherwise specified by the Plan Administrator, each offering to Eligible Employees of each Participating Corporation shall be deemed a separate offering, even if the dates and other terms of the applicable Master Offerings of each such offering are identical and the provisions of the Plan will separately apply to each offering.

To the extent permitted by U.S. Treasury Regulation Section 1.423-2(a)(1), the terms of each separate offering need not be identical, provided that the terms of the Plan and an offering under the Code Section 423(b) Plan together satisfy U.S. Treasury Regulation Section 1.423-2(a)(2) and (a)(3).

V.                                    ELIGIBILITY

A.                                    Each individual who is an Eligible Employee on the start date of a Master Offering under the Plan may enter that Master Offering on such start date or on any subsequent Semi-Annual Entry Date within that Master Offering, provided he or she remains an Eligible Employee.

B.                                    Each individual who first becomes an Eligible Employee after the start date of a Master Offering may enter that Master Offering on any subsequent Semi-Annual Entry Date within that Master Offering on which he or she is an Eligible Employee.

C.                                    The date an individual enters a Master Offering shall be designated his or her Entry Date for purposes of that Master Offering.

D.                                    To participate in the Plan for a particular Master Offering, the Eligible Employee must complete (either through the Corporation’s online Plan enrollment process or in paper form) the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization) and follow any procedures for enrollment in the Plan as may be established by the Corporation from time to time on or before his or her scheduled Entry Date.  Once an Eligible Employee has enrolled in a Master Offering, his or her enrollment will remain in effect through subsequent Master Offerings on the terms then in effect unless the Eligible Employee withdraws from the Plan or ceases to be an Eligible Employee.

E.                                     Notwithstanding the foregoing provisions of this Article V, for rights to purchase Common Stock granted under the Non-423(b) Plan, an Eligible Employee (or group of Eligible Employees) may be excluded from participation in the Non-423(b) Plan or an offering if the Plan Administrator determines, in its sole discretion, that participation of such Eligible Employee(s) is not advisable or practicable for any reason.

VI.                               PAYROLL DEDUCTIONS

A.                                    Except as otherwise provided by the Plan Administrator prior to the commencement of a Master Offering, the payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock during a Master Offering may be any multiple of one percent (1%) of the Participant’s Base Salary during each Sub-Offering within that Master Offering, up to a maximum equal to the lesser of (i) twenty-five percent (25%) of the Participant’s Base Salary per pay-period during the applicable Sub-Offering and (ii) one hundred percent (100%) of the Participant’s Base Salary that remains after subtracting all other amounts that are to be deducted or withheld from the Participant’s Base Salary during such pay-period in the Sub-Offering, provided, however, that a lesser amount of the Participant’s remaining Base Salary may be deducted if required to comply with applicable local law.  The deduction rate so authorized shall continue in effect throughout the Master Offering, except to the extent such rate is changed in accordance with the following guidelines:

(i)                                     The Participant may, at any time during the Master Offering, reduce his or her rate of payroll deduction to become effective as soon as possible after completing an amended enrollment form (either through the Corporation’s online Plan enrollment process or in paper form).  The Participant may not, however, effect more than one (1) such reduction per Sub-Offering.  Further, a Participant’s reduction of his or her rate of payroll deduction percentage to zero (0%) shall be treated as the Participant’s withdrawal from the Master Offering, and the Plan, effective immediately, and no further payroll deductions shall be collected from the Participant with respect to the withdrawal.  Provided that the Participant reduces his or her rate of payroll deductions to zero percent (0%) prior to the third business day preceding the next scheduled Purchase Date in the Master Offering (or within such other period as the Plan Administrator may determine), the Participant may elect whether any payroll deductions collected during the Sub-Offering in which such reduction occurs shall be immediately refunded or held for the purchase of shares on the next Purchase Date; if the reduction to zero percent (0%) is made after the aforementioned deadline, the payroll deductions will be held for the purchase of shares on the next Purchase Date.  If no such permitted election is made at the time of such reduction to zero percent (0%), then the payroll deductions collected with respect to the terminated right shall be refunded as soon as possible.  In accordance with Article VII(F)(ii) of the Plan, the termination of the Participant’s purchase right resulting from the Participant’s reduction of his or her rate of payroll deductions to zero percent (0%) shall be irrevocable, and the Participant may not subsequently rejoin the Master Offering for which the terminated purchase right was granted.

(ii)                                  The Participant may, at any time prior to the third business day preceding the commencement of any new Sub-Offering within the Master Offering (or within such other period as the Plan Administrator may determine), increase the rate of his or her payroll deduction by completing an amended enrollment form (either through the Corporation’s online Plan enrollment process or in paper form).  The new rate (which may not exceed the twenty-five percent (25%) maximum) shall become effective on the start date of the first Sub-Offering following the completion of such form (either through the Corporation’s online Plan enrollment process or in paper form).

B.                                    Payroll deductions shall begin on the first pay day following the Participant’s Entry Date into the Master Offering and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that Master Offering.  The amounts so collected shall be credited to the Participant’s book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account, unless payment of interest is required under local law in which case the purchase rights will be granted under the Non-423(b) Plan, if necessary under applicable laws or regulations.  The amounts collected from the Participant shall not be required to be held in any segregated account, unless otherwise required under local law (in which case, such rights will be granted under the Non-423(b) Plan if necessary), or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.

C.                                    Payroll deductions shall automatically cease upon the termination of the Participant’s purchase right in accordance with the provisions of the Plan.

D.                                    The Participant’s acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant’s acquisition of Common Stock on any subsequent Purchase Date, whether within the same or a different Master Offering.

E.                                     For rights to purchase Common Stock granted under the Non-423(b) Plan, if payroll deductions are not permitted under local law, as determined by the Corporation, Participants may be permitted to contribute to the Plan by an alternative method, as determined by the Corporation.  Alternate methods of contribution may be permitted for purchase rights granted under the Code Section 423(b) Plan to the extent permissible under Code Section 423.

VII.                          PURCHASE RIGHTS

A.                                    Grant of Purchase Right.  A Participant shall be granted a separate purchase right for each Master Offering in which he or she participates.  The purchase right shall be granted on the Participant’s Entry Date into the Master Offering and shall provide the Participant with the right to purchase shares of Common Stock, in a series of successive installments over the remainder of such Master Offering, upon the terms set forth below.  The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

B.                                    Exercise of the Purchase Right and Delivery of Shares.  Each purchase right shall be automatically exercised in installments on each successive Purchase Date within the Master Offering, and shares of Common Stock shall accordingly be purchased on behalf of each Participant (other than Participants whose payroll deductions have previously been refunded pursuant to the Termination of Purchase Right provisions below or as a result of a Participant’s reduction of his or her rate of payroll deductions to zero percent (0%), as described in Article VI(A)(i) above) on each such Purchase Date.  The purchase shall be effected by applying the Participant’s payroll deductions for the Sub-Offering ending on such Purchase Date to the purchase of whole shares of Common Stock at the purchase price in effect for the Participant for that Purchase Date.  As soon as reasonably practicable after each Purchase Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each Participant of the shares purchased upon exercise of his or her purchase rights in a form determined by the Plan Administrator (in its sole discretion) and pursuant to rules established by the Plan Administrator.  The Company may permit or require that shares of Common Stock be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer.

The Company may require that shares of Common Stock be retained with such broker or agent for a designated period of time, and/or may establish procedures to permit tracking of dispositions of shares.

C.                                    Purchase Price.  The purchase price per share at which Common Stock will be purchased on the Participant’s behalf on each Purchase Date within the Master Offering shall be established by the Plan Administrator; provided however, that such purchase price shall not be less than eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the Participant’s Entry Date into that Master Offering or (ii) the Fair Market Value per share of Common Stock on that Purchase Date.  Subject to adjustment as provided in Article III (B) or Article X below, the purchase price per share at which Common Stock will be purchased on the Participant’s behalf on each Purchase Date within the Master Offering shall be equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the Participant’s Entry Date into that Master Offering or (ii) the Fair Market Value per share of Common Stock on that Purchase Date.

D.                                    Number of Purchasable Shares.  The number of shares of Common Stock purchasable by a Participant on each Purchase Date during the Master Offering shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Sub-Offering ending with that Purchase Date by the purchase price in effect for the Participant for that Purchase Date.  However, except as otherwise provided by the Plan Administrator prior to the commencement of a Master Offering, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date during such Master Offering shall not exceed Four Hundred (400) shares, subject to periodic adjustments in the event of certain changes in the Corporation’s capitalization.  In addition, the maximum number of shares of Common Stock purchasable in the aggregate by all Participants on any one Purchase Date under the Plan shall not exceed Three Hundred Thousand (300,000) shares (or such other number designated by the Plan Administrator), subject to periodic adjustments in the event of certain changes in the Corporation’s capitalization.

E.                                     Excess Payroll Deductions.  Any payroll deductions not applied to the purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common Stock may be held for the purchase of Common Stock on the next following Purchase Date or promptly refunded following the instant Purchase Date.  However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable on the Purchase Date or for any reason other than as described in the foregoing sentence shall be promptly refunded following such Purchase Date.

F.                                      Termination of Purchase Right.  The following provisions shall govern the termination of outstanding purchase rights:

(i)                                     A Participant may, at any time prior to the third business day preceding the next scheduled Purchase Date in the Master Offering (or within such other period as the Plan Administrator may determine), withdraw from participation in the Plan by completing and filing the appropriate form with the Plan Administrator (or its designate) and by following any other procedures for withdrawing from the Plan as may be established by the Corporation from time to time, and no further payroll deductions shall be collected from the Participant with respect to the withdrawal.

Any payroll deductions collected during the Sub-Offering in which such withdrawal occurs shall, at the Participant’s election, be immediately refunded or held for the purchase of shares on the next Purchase Date.  If no such election is made at the time of such withdrawal, then the payroll deductions collected with respect to the terminated right shall be refunded as soon as possible.

(ii)                                  The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the Master Offering for which the terminated purchase right was granted.  In order to resume participation in any subsequent Master Offering, such individual must re-enroll in the Plan (by timely completing the prescribed enrollment forms) on or before his or her scheduled Entry Date into that Master Offering.

(iii)                               Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant’s payroll deductions for the Sub-Offering in which the purchase right so terminates shall be immediately refunded.  However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the right, exercisable up until the date that is three (3) business days prior to the Purchase Date of the Sub-Offering in which such leave commences (or such other cut-off date as shall be established by the Plan Administrator), to (a) withdraw all the payroll deductions collected to date on his or her behalf for that Sub-Offering or (b) have such funds held for the purchase of shares on his or her behalf on the next scheduled Purchase Date, provided the Participant remains an Eligible Employee on such Purchase Date.  In no event, however, shall any further payroll deductions be collected on the Participant’s behalf during such leave, unless continuation of payroll deductions or other authorized contributions is required under local law, in which case the purchase rights will be granted under the Non-423(b) Plan, if necessary under applicable laws or regulations.  Upon the Participant’s return to active service (i) within ninety (90) days following the commencement of such leave or, (ii) prior to the expiration of any longer period for which such Participant’s right to reemployment with the Corporation or Corporate Affiliate is guaranteed by either statute or contract, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began.  However, should the Participant’s leave of absence exceed ninety (90) days and his or her re-employment rights not be guaranteed by either statute or contract, then the Participant’s status as an Eligible Employee will be deemed to terminate on the ninety-first (91st) day of that leave, and such Participant’s purchase right for the Master Offering in which that leave began shall thereupon terminate.  An individual who returns to active employment following such a leave as described in the foregoing sentence shall be treated as a new Eligible Employee for purposes of Article V of the Plan and must, in order to resume participation in the Plan, re-enroll in the Plan (by timely completing the prescribed enrollment forms (either through the Corporation’s online Plan enrollment process or in paper form)) on or before his or her scheduled Entry Date into the Master Offering or any Sub-Offering thereunder, unless a re-enrollment requirement would be contrary to local law, in which case the purchase rights will be granted under the Non-423(b) Plan, if necessary under applicable laws or regulations.

For avoidance of doubt, if a Participant ceases to remain in active service by reason of an approved paid leave of absence, such Participant’s participation in the Plan shall continue for as long as the Participant is on such paid leave and, if the leave exceeds ninety (90) days, has re-employment rights guaranteed by either statute or contract; should either of these conditions cease to be met, the Participant’s participation in the Plan will be governed by the foregoing provisions of this Article VII(F)(iii).

G.                                    Change of Control.  Each outstanding purchase right shall automatically be exercised, prior to the effective date of any Change of Control on a date determined by the Plan Administrator, by applying the payroll deductions of each Participant for the Sub-Offering in which such Change of Control occurs to the purchase of whole shares of Common Stock at the purchase price per share in effect for the Participant on that Purchase Date, treating as the Purchase Date for this purpose the date on which shares are purchased prior to the effective date of such Change of Control  The applicable limitation on the number of shares of Common Stock purchasable by all Participants in the aggregate shall not apply to any such purchase.

The Corporation shall use its best efforts to provide at least ten (10) days prior written notice of the occurrence of any Change of Control, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Change of Control.

H.                                   Proration of Purchase Rights.  Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan or the maximum number of share purchasable by all Participants on a Purchase Date in accordance with Article VII(D), the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

I.                                        Assignability.  The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

J.                                        Stockholder Rights.  A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant’s behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

K.                                    Tax Withholding.  At the time a Participant’s purchase right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the shares of Common Stock he or she acquires under the Plan, the Participant shall make adequate provision for the U.S. federal, state, local and foreign tax withholding obligations, if any, of the Corporation and/or Corporate Affiliate which arise upon exercise of the purchase right or upon such disposition of shares, respectively.  The Corporation and/or the Corporate Affiliate may, but shall not be obligated to, withhold from the Participant’s compensation or any other payments due the Participant the amount necessary to meet such withholding obligations or withhold from the proceeds of the sale of shares of Common Stock or any other method of withholding the Corporation and/or the Corporate Affiliate deems appropriate.  The Corporation and/or the Corporate Affiliate shall have the right to take such other action as may be necessary in the opinion of the Corporation or a Corporate Affiliate to satisfy withholding obligations for such taxes.

L.                                     Transfer of Employment.  For purposes of the Plan, the Participant’s employment relationship shall be treated as continuing intact upon a transfer between locations of a Participating Corporation or upon a transfer of employment from one Participating Corporation to another Participating Corporation that are each participating in the Code Section 423(b) Plan or that are each participating in the Non-423(b) Plan.  The Plan Administrator may establish other rules to govern transfers of employment between Participating Corporations and between a Participating Corporation in the Code Section 423(b) Plan and a Participating Corporation in the Non-423(b) Plan (or vice versa), consistent with the requirements of Section 423 of the Code, as amended, and the terms of the Plan.

VIII.                     ACCRUAL LIMITATIONS

A.                                    No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.  The requirements set forth under this provision will be interpreted and applied to comply with current requirements under Code Section 423.

B.                                    If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Sub-Offering, then the payroll deductions shall automatically be discontinued and shall resume at the beginning of the first Master Offering in the next calendar year (if the Participant is then an Eligible Employee).

C.                                    In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

IX.                              EFFECTIVE DATE, TERM OF THE PLAN AND COMPLIANCE WITH LAWS

A.            The Plan was initially approved by the stockholders of the Corporation on April 23, 2009 and became effective on April 30, 2010.  The Plan was amended and restated, effective as of April 15, 2014, and subsequently amended and restated, effective as of April 20, 2017.

B.                                    The inability of the Corporation to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Corporation’s legal counsel to be necessary for the lawful issuance and sale of any shares under the Plan shall relieve the Corporation of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.  As a condition to the exercise of a purchase right, the Corporation may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Corporation.

C.                                    Unless sooner terminated by the Board, in its sole discretion, the Plan shall terminate upon the earlier of (i) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (ii) the date on which all purchase rights are exercised in connection with a Change of Control.  No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

X.                                   AMENDMENT/TERMINATION OF THE PLAN

A.                                    The Board may alter, amend, suspend or terminate the Plan at any time to become effective immediately following the close of any Sub-Offering.  However, the Plan may be amended or terminated immediately upon Board action, if and to the extent necessary the Board or the Plan Administrator, as applicable, determines that such amendment or termination of the Plan is in the best interests of the Corporation and its stockholders.  Such actions by the Board may include, without limitation, (i) termination of the Plan or any Master Offering or Sub-Offering, (ii) acceleration of the Purchase Date of any Sub-Offering, (iii) reduction of the discount or change in the method of determining the purchase price in any Sub-Offering or Master Offering (e.g., by determining the purchase price solely on the basis of the Fair Market Value on the Purchase Date), (iv) reduction in the maximum number of shares that may be purchased by any Participant or in the aggregate by all Participants on any Purchase Date or (v) any combination of the foregoing actions.

B.                                    To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Corporation shall obtain shareholder approval for such amendment or termination in such a manner and to such a degree as required.

XI.                              RULES FOR FOREIGN JURISDICTIONS.

A.                                    The Board or Plan Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures.  Without limiting the generality of the foregoing, the Board or Plan Administrator is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements.

B.                                    The Board or Plan Administrator may also adopt rules, procedures or sub-plans applicable to particular Participating Corporations or locations under the Plan.  The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Article III (A), but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

C.                                    An Eligible Employee who works for a Participating Corporation and is a citizen or resident of a jurisdiction other than the United States (without regard to whether such individual also is a citizen or resident of the United States or is a resident alien within the meaning of Section 7701(b)(1)(A) of the Code) may be excluded from participation in the Plan or a separate offering thereunder if the participation of such Eligible Employee is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or a separate offering thereunder to violate Section 423 of the Code.

XII.                         GENERAL PROVISIONS

A.                                    Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s employment at any time for any reason, with or without cause.

B.                                    The Code Section 423(b) Plan is exempt from the application of Section 409A.  The Non-423(b) Plan is intended to be exempt from the application of Section 409A of the Code under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent.  Except as provided in Article XII (C) hereof, in the case of a Participant who would otherwise be subject to Section 409A of the Code, to the extent the Plan Administrator determines that a purchase right or the exercise, payment, settlement or deferral thereof is subject to Section 409A of the Code, the purchase right shall be granted, exercised, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date the Plan became effective.  Anything in the foregoing to the contrary notwithstanding, the Corporation shall have no liability to a Participant or any other party if the purchase right that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee with respect thereto.

C.                                    Although the Corporation may endeavor to (1) qualify a purchase right for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or (2) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Corporation makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, anything to the contrary in this Plan, including Article XII (B) hereof, notwithstanding.  The Corporation shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.

D.                                    All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation; however, each Plan Participant shall bear all costs and expenses incurred by such individual in the sale or other disposition of any shares purchased under the Plan.

E.                                     The provisions of the Plan shall be governed by the laws of the State of Texas without regard to that State’s conflict-of-laws rules.

Schedule A

Participating Corporations under the

2009 Employee Stock Purchase Plan

As of the effective date of the Second Amendment and Restatement

I.                                        Code Section 423(b) Plan Participating Corporations

Silicon Laboratories Inc.

II.                                   Non-423(b) Plan Participating Corporations

Silicon Laboratories UK Limited

Silicon Laboratories International Pte. Ltd.

Silicon Laboratories Norway A.S.

Silicon Laboratories Finland Oy

APPENDIX

The following definitions shall be in effect under the Plan:

A.                                    Base Salary shall mean the regular base salary or wages, overtime payments and shift premiums paid to a Participant by one or more Participating Corporations during such individual’s period of participation in one or more Master Offerings under the Plan and shall be calculated before deduction of (i) any income or employment tax withholdings or (ii) any contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate.  Base Salary shall not include (i) any bonuses, commissions, profit-sharing distributions or other incentive-type payments, (ii) any contributions made by the Corporation or any Corporate Affiliate on the Participant’s behalf to any employee benefit or welfare plan now or hereafter established (other than Code Section 401(k) or Code Section 125 contributions deducted from such Base Salary) or (iii) 13th/14th month payments or similar concepts under local law or any other similar compensation.

B.                                    Board shall mean the Corporation’s Board of Directors.

C.                                    Change of Control shall mean and includes each of the following:

(i)                                     A transaction or series of transactions (other than an offering of the Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Corporation, any of its subsidiaries, an employee benefit plan maintained by the Corporation or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Corporation possessing more than 50% of the total combined voting power of the Corporation’s securities outstanding immediately after such acquisition; or

(ii)                                  During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Corporation to effect a transaction described in Section C (i) or Section C (iii) hereof) whose election by the Board or nomination for election by the Corporation’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii)                               The consummation by the Corporation (whether directly involving the Corporation or indirectly involving the Corporation through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Corporation’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

a.                                      Which results in the Corporation’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Corporation or the person that, as a result of the transaction, controls, directly or indirectly, the Corporation or owns, directly or indirectly, all or substantially all of the Corporation’s assets or otherwise succeeds to the business of the Corporation (the Corporation or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

b.                                      After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section C (iii) (b) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Corporation prior to the consummation of the transaction; or

(iv)                              The Corporation’s stockholders approve a liquidation or dissolution of the Corporation.

Notwithstanding anything to the contrary in the foregoing, a transaction shall not constitute a Change of Control if it is effected for the purpose of changing the place of incorporation or form of organization of the ultimate parent entity (including where the Corporation is succeeded by an issuer incorporated under the laws of another state, country or foreign government for such purpose and whether or not the Corporation remains in existence following such transaction) where all or substantially all of the persons or group that beneficially own all or substantially all of the combined voting power of the Corporation’s voting securities immediately prior to the transaction beneficially own all or substantially all of the combined voting power of the Corporation or the ultimate parent entity in substantially the same proportions of their ownership after the transaction.

The Board shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change of Control of the Corporation has occurred pursuant to the above definition, and the date of the occurrence of such Change of Control and any incidental matters relating thereto.

D.                                    Code shall mean the U.S. Internal Revenue Code of 1986, as amended.

E.                                     Code Section 423(b) Plan shall mean an employee stock purchase plan which is designed to meet the requirements set forth in Section 423(b) of the Code, as amended.  The provisions of the Code Section 423(b) Plan shall be construed, administered and enforced in accordance with Section 423(b).

F.                                      Common Stock shall mean the Corporation’s common stock.

G.                                    Corporate Affiliate shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section 424), whether now existing or subsequently established.

H.                                   Corporation shall mean Silicon Laboratories Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Silicon Laboratories Inc. which shall by appropriate action adopt the Plan.

I.                                        Exchange Act means the U.S. Securities Exchange Act of 1934, as amended.

J.                                        Eligible Employee shall mean any person who is employed by a Participating Corporation on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year.  For rights to purchase Common Stock granted under the Non-423(b) Plan or under a separate offering under the Code Section 423(b) Plan, Eligible Employee shall also mean any other employee of a Participating Corporation to the extent that local law requires participation in the Plan to be extended to such employee, as determined by the Corporation. Notwithstanding the foregoing, the Plan Administrator, in its discretion, from time to time may, prior to a Master Offering for all purchase rights to be granted in one or more separate offerings, determine on a uniform and nondiscriminatory basis that the definition of Eligible Employee will not include an individual if he or she: (i) has not completed at least two years of service since his or her last hire date (or such lesser period of time as may be determined by the Plan Administrator in its discretion), (ii) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (iii) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each separate offering in an identical manner to all highly compensated individuals of the Participating Company whose Eligible Employees are participating in that offering.

K.                                    Entry Date shall mean the date an Eligible Employee first commences participation in the Master Offering in effect under the Plan.

L.                                     Fair Market Value per share of Common Stock on any relevant date shall be determined as of the “Applicable Date” (as defined below) in accordance with the following provisions:

(i)                                  If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the Applicable Date on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange.

If there is no closing selling price for the Common Stock on the Applicable Date, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii)                                  In the absence of an established market for the shares of Common Stock, the Fair Market Value established by the Plan Administrator acting in good faith.

For the purposes of this provision, the “Applicable Date” shall be (a) with respect to any Entry Date, such Entry Date and (b) with respect to any Purchase Date, such Purchase Date.

M.                                 Master Offering shall mean the period established in accordance with Article IV, consisting of one or more Sub-Offerings, during which purchase rights may be granted pursuant to the Plan and may be exercised on one or more Purchase Dates.  The duration and timing of Master Offerings may be changed pursuant to Articles IV and X.

N.                                    1933 Act shall mean the U.S. Securities Act of 1933, as amended.

O.                                    Non-423(b) Plan shall mean an employee stock purchase plan which is not required to meet the requirements set forth in Section 423(b) of the Code, as amended.

P.                                      Participant shall mean any Eligible Employee of a Participating Corporation who is participating in the Plan.

Q.                                    Participating Corporations shall mean the Corporation and such Corporate Affiliates as may be authorized from time to time by the Board to participate in the Plan.  The Board may determine that some Participating Corporations shall be designated to participate in the Non-423(b) Plan.  The Participating Corporations in the Code Section 423(b) Plan and in the Non-423(b) Plan are listed in attached Schedule A.

R.                                    Plan shall mean the Corporation’s 2009 Employee Stock Purchase Plan, as set forth in this document, as amended from time to time, which includes a Code Section 423(b) Plan and a Non-423(b) Plan component.

S.                                      Plan Administrator shall mean the committee of two (2) or more Board members appointed by the Board to administer the Plan or any officer or officers to whom authority to administer the Plan has been delegated pursuant to Article II.

T.                                     Purchase Date shall mean the last business day of each Sub-Offering.

U.                                    Semi-Annual Entry Date shall mean the last business day in April and October each year (or such other days as may be established by the Plan Administrator) on which an Eligible Employee may first enter a Master Offering or may rejoin a Master Offering following an approved leave of absence pursuant to Article VII(F)(iii) of the Plan.

V.                                    Sub-Offering shall mean each successive and/or overlapping period within the Master Offering at the end of which there shall be purchased shares of Common Stock on behalf of each Participant.

W.                                 Stock Exchange shall mean NASDAQ or the New York Stock Exchange.

PLAN HISTORY

January 29, 2009	Board adopts Plan with a reserve of 1,250,000 shares.

April 23, 2009	Stockholders approve Plan.

January 23, 2014	Board adopts Amended and Restated Plan, increasing the share reserve to 1,700,000 shares.

April 15, 2014	Stockholders approve Amended and Restated Plan.

July 21, 2016	Board adopts Amended and Restated Plan, reflecting a clarifying amendment.

February 22, 2017	Board adopts second Amended and Restated Plan, increasing the share reserve to 2,700,000 shares, effective upon its approval by the stockholders

April 20, 2017	Stockholders approve second Amended and Restated Plan, increasing the share reserve to 2,700,000 shares.